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                                                                   EXHIBIT 10.26

                               February 1, 1999

To:  Marc Ferrie
Re:  Accelerated Vesting upon Acquisition

     In consideration of your services to Evolve Software, Inc. (the "Company"), if there is any sale of all, or substantially all, of the assets of the Company, or any merger or consolidation as a result of which the holders of the Company's capital stock immediately prior to such transaction own less than 50% of the capital stock of the combined company following such transaction (each, an "Acquisition"), then any stock or options to purchase stock of the Company ("Subject Securities") held by, or authorized for issuance to, you prior to any Acquisition shall have the following vesting terms, and the vesting or repurchase option provisions of each stock option or restricted stock purchase agreement between you and the Company is hereby and/or shall be amended to effect the following vesting terms:

          (a) If you voluntarily terminate your employment or consulting prior to the one-year anniversary of the Acquisition, there will be vesting only to such termination date without any acceleration or continued vesting of Subject Securities beyond the date of your voluntary termination; or

          (b) If your position is eliminated and/or you are not offered a position with comparable remuneration, responsibility, authority or location in the new or acquiring entity, there will be an acceleration of vesting of all Subject Securities; or

          (c) If your employment or consulting relationship is involuntarily terminated during the first year of such service in the new or acquiring entity, there will be an acceleration of vesting of Subject Securities until the second anniversary of the Acquisition; or

          (d) Upon your completion of one year of employment, consulting or other service in the new or acquiring entity, there will be an acceleration of vesting of Subject Securities to the second anniversary of the Acquisition.

     This agreement has been duly authorized by the Board of Directors of the Company. Except for any accelerated vesting of Subject Securities, as set forth above, this agreement does not create either an express and/or implied contract of employment or compensation with the Company for any specified term. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by you and the Company. This Agreement shall be construed and enforced according to the laws of the State of California. Please indicate your acceptance and agreement to the terms set forth above by signing and dating this agreement below.

                                        Sincerely,

                                        /s/ John Bantleman
                                        John Bantleman
                                        President and CE.O.

Accepted and agreed to:

By: /s/ Marc Ferrie                     Date: ___________________